SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2003

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-06446	48-0290000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

On October 20, 2003, Michael C. Morgan, President of Kinder Morgan, Inc., completed a net investment of approximately $2.68 million by exercising options to purchase 140,000 shares of Kinder Morgan, Inc. common stock into directly held outstanding shares. The investment was accomplished by two separate option exercises and a sale of a portion of the shares acquired upon exercise. On July 21, 2003, Mr. Morgan acquired 70,000 Kinder Morgan, Inc. shares by option exercise at a cost of approximately $2.42 million (including estimated federal income and payroll taxes). On October 20, 2003, he acquired 70,000 Kinder Morgan, Inc. shares by option exercise at a cost of approximately $2.46 million (including estimated federal income and payroll taxes) and he sold 40,000 Kinder Morgan, Inc. shares for realized gross sale proceeds of approximately $2.20 million. After these transactions, Mr. Morgan now holds 230,003 shares of Kinder Morgan, Inc. common stock, including 112,500 shares of restricted stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: October 21, 2003	By:	/s/ Joseph Listengart

Joseph Listengart Vice President and General Counsel

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